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                                                                    EXHIBIT 99.1


IFX CORPORATION ANNOUNCES JOINT VENTURE TO PROVIDE INTERNET SERVICES, AND MAKE INVESTMENTS IN INTERNET-RELATED BUSINESSES, IN LATIN AMERICA AND OTHER INTERNATIONAL MARKETS

     CHICAGO, Nov. 24 /PRNewswire/ -- IFX Corporation (Nasdaq:"FUTR") announced today that it has signed an agreement with International Technology Investments, LC to form a joint venture to provide Internet services, and make investments in Internet-related businesses, in Latin America and other international markets. The joint venture company will be an indirect, wholly-owned subsidiary of IFX. To capitalize the joint venture, International Technology will invest $1 million in IFX, in exchange for 500,000 shares of IFX common stock, and IFX concurrently will invest $2 million (including the $1 million invested in IFX by International Technology) in the joint venture company. It is currently contemplated that IFX and International Technology will each contribute up to an additional $3 million to the venture.

     In addition, IFX will grant to International Technology an option to purchase up to 5.5 million additional shares of IFX common stock for a total purchase price of $11 million, which option will be exercisable for three years. During such three-year period, International Technology also will be entitled to designate one individual for election to the Board of Directors of IFX. International Technology has indicated that, subject to shareholder approval of the proposed joint venture, it intends to designate Joseph M. Matalon as International Technology's nominee for election as a director at IFX Corporation's 1998 annual meeting of stockholders. Mr. Matalon currently serves as the Director of Investments and Chairman of the Finance Committee of Mechala Group Jamaica Limited. He is a graduate of the London School of Economics, where he obtained a B.Sc. Degree in Economics, and is a specialist in Financial Analysis and Financial Management. A director of Mechala, Mr. Matalon also holds directorships on the boards of a number of companies including Cable and Wireless Jamaica; and The Bank of Nova Scotia Jamaica Limited (BNSJ).

     The formation of the joint venture is contingent upon IFX receiving shareholder approval and receiving such other approvals, consents and authorizations as may be necessary, including from the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. IFX believes that International Technology will bring to the joint venture extensive expertise and experience in international telecommunications markets and the personal computer industry in Latin America.

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Forward-Looking Statements

     Statements contained in this press release regarding the expected success of the joint venture, the amount that IFX and International Technology will contribute to the joint venture and the expected scope of the joint venture's business are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause the Company's actual results to differ materially from those implied by such forward-looking statements: The joint venture has not yet commenced operations, so the scope of its business and the extent to which it will be profitable are not ascertainable. IFX previously has not operated in the Internet services industry, which is very competitive. In addition, there are certain risks inherent in conducting international business, including exposure to currency fluctuations, longer payment cycles, greater difficulties in accounts receivable collection, difficulties in complying with a variety of foreign laws and potential political instability.




Financial Relations Board, Inc. serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

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